UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549





                             FORM 8-K




                          Current Report



        PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) January 27, 2003



                     MDU Resources Group, Inc.
      (Exact name of registrant as specified in its charter)



        Delaware                 1-3480            41-0423660
(State of other jurisdiction  (Commission       (I.R.S. Employer
    of incorporation)          File Number)    Identification No.)







                        Schuchart Building
                      918 East Divide Avenue
                           P.O. Box 5650
                 Bismarck, North Dakota 58506-5650
             (Address of principal executive offices)
                            (Zip Code)

 Registrant's telephone number, including area code (701) 222-7900




Item 5. Other Events.

   Incorporated by reference is a press release issued by MDU
Resources Group, Inc. on January 27, 2003, attached as Exhibit 99.

   As reported in the Company's September 30, 2002 quarterly report on Form 10-Q, the Company had pending the matter of the functional currency with respect to its subsidiary's 49 percent owned Brazilian operations. At that time, Company management had determined the functional currency for the 200-megawatt natural gas fired electric generation project to be the U.S. dollar. The Company's determination was based on the fact that the contract revenues are largely indexed to the U.S. dollar and that the majority of expected operation and maintenance expenses and actual equipment purchases are in U.S. dollars. The auditor for the project has now determined the functional currency to be the Brazilian real.

   As further indicated in the Company's third quarter report, the Company reported earnings from its 49 percent owned Brazilian operations in the amount of $4.0 million, largely attributable to foreign currency gains on Brazilian real-denominated obligations. As a result of now utilizing the Brazilian real as the functional currency, instead of the U.S. dollar, the reported third quarter 2002 earnings from the Brazilian operations would have been reduced by $1.2 million and the Company's reported earnings would have been reduced by a like amount or $.01 per common share. For the third quarter 2002, the foreign currency losses related to the U.S. dollar denominated debt were largely offset by the gains on the embedded derivative in the electric power capacity contract. This embedded derivative derives its value from the annual adjustment factor contained in the contract which largely indexes the contract capacity payments to the U.S. dollar.

   Company earnings as previously reported for the three and nine months ended September 30, 2002 totaled $53,742,000 and $101,939,000, respectively. Reported earnings per common share, diluted, for these same periods totaled $.75 and $1.44, respectively. Utilizing the Brazilian real as the functional currency and giving consideration to the fair value of the embedded derivative in the contract would have resulted in earnings for the Company for the three and nine months ended September 30, 2002 totaling $52,571,000 and $100,768,000, respectively. Earnings per common share, diluted, for these same periods would have been $.74 and $1.42, respectively.


Item 7. Financial Statements and Exhibits.

   (c)  Exhibits.

        Exhibit 99 - Press release issued January 27, 2003 regarding earnings for 2002.


                             SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MDU RESOURCES GROUP, INC.

Date January 29, 2003         BY   /s/ Warren L. Robinson
                                 Warren L. Robinson
                                 Executive Vice President, Treasurer
                                 and Chief Financial Officer


                           EXHIBIT INDEX

Exhibit Number            Description of Exhibit

   99                     Press release issued January 27, 2003
                          regarding earnings for 2002.